Exhibit 10.3

PROMISSORY NOTE

(Note A)

Loan No. 196914
$100,000,000.00	April 30, 2104

For Value Received, GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (together with any future holder, “Lender”), at 10801 Mastin Blvd., Suite 930, Overland Park, Kansas 66210, or such other address as the holder of this Note may designate, the principal sum not to exceed One Hundred Million and 00/100 Dollars ($100,000,000.00), together with interest from the date of the advance of funds hereunder on said principal sum, or the unpaid balance thereof, at the interest rate or rates set forth below, such principal and interest is to be paid in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. The loan evidenced by this Note (the “Loan”) will be disbursed in multiple disbursements as provided in and is subject to the terms of the Loan Agreement dated as of even date herewith between the Borrower and Lender (the “Loan Agreement”).

1. Interest Rate.

(a) Initial Interest Rate. Subject to adjustment as set forth below, the outstanding principal balance of this Note shall bear interest from the date of the initial disbursement of loan proceeds at the initial fixed rate of Three and 50/100 percent (3.50%) per annum, subject to the Default Interest Rate defined below.

(b) Adjustment of Interest Rate upon Additional Disbursement. The interest rate on the outstanding balance of this Note shall be subject to adjustment at the time of and in connection with the subsequent disbursements of the loan proceeds under the terms of the Loan Agreement (each, an “Additional Disbursement”), as follows:

(i) If the Additional Disbursement of loan proceeds occurs under the terms of the Loan Agreement, upon the Additional Disbursement, a fixed interest rate will be established for such Additional Disbursement by Lender thirty (30) days prior to the scheduled disbursement date based on the reported yield rate for 3-Year U.S. Treasury obligations plus a spread determined by the holder of this Note applying its then effective standards for determining an interest rate spread for a loan of equivalent term considering the amount of the loan, the credit risk, the collateral, the borrower and other factors normally used in the holder’s determination of an appropriate interest rate to be charged to a borrower (the “Disbursement Rate”).

Promissory Note (Note A)

Gladstone Land Portfolio

Loan No. 196914

75738345.5 0053564-00150

(ii) The interest rate on the entire outstanding loan balance will then be established as a weighted average rate, expressed as a decimal (rather than percentage), equal to (x) plus (y) divided by (z), where:

(x) equals the interest rate in effect under this Note (expressed as a decimal) immediately prior to the Additional Disbursement multiplied by the principal balance immediately prior to such Additional Disbursement;

(y) equals the Disbursement Rate (expressed as a decimal) multiplied by the principal amount of the Additional Disbursement; and

(z) equals the sum of the principal amount of the Additional Disbursement and the outstanding balance of this Note immediately prior to such Additional Disbursement.

(iii) The yield of U.S. Treasury obligations shall be determined by Lender in good faith, based on market quotations reasonably acceptable to Lender, which determination by Lender shall be conclusive and binding upon the Borrower absent manifest error.

(c) Adjustment of Interest Rate. The interest rate on the outstanding balance of this Note shall be subject to adjustment on January 5, 2017, and every three (3) years thereafter (each, an “Interest Adjustment Date”). The adjusted interest rate shall be based on the then reported yield rate for three (3) year U.S. Treasury obligations, plus a spread determined by the holder of this Note applying its then effective standards for determining an interest rate spread for a loan of equivalent term considering the amount of the loan, the credit risk, the collateral, the borrower and other factors normally used in the holder’s determination of an appropriate interest rate to be charged to a borrower.

2. Payments. Payments on this Note shall be made as follows:

(a) Borrower shall make semi-annual payments of accrued interest on the outstanding principal balance of this Note commencing on the fifth (5th) day of July, 2014, and continuing on the fifth (5th) day of each January and July thereafter through the Maturity Date (defined below) (each, an “Interest Payment Date”). Each payment shall be in the amount of the accrued, but unpaid, interest through the date immediately preceding the date such payment is due.

(b) On January 5, 2016, Borrower shall make an annual payment of principal in the amount equal to three and 50/100 percent (3.50%) of the then-outstanding principal

Promissory Note (Note A)

Gladstone Land Portfolio

Loan No. 196914

75738345.5 0053564-00150

amount of the Note. Commencing on January 5, 2017, and continuing on the fifth (5th) day of each January thereafter until the Maturity Date, Borrower shall make an annual payment of principal in the amount equal to three and 50/100 percent (3.50%) of the total face amount of this Note (i.e., $3,500,000); provided, that if the maximum amount available under this Note has not been fully disbursed as of January 5, 2017, then the amount of such annual payment shall be equal to three and 50/100 percent (3.50%) of the then-outstanding balance of this Note as of January 5, 2017.

(c) The entire remaining principal balance and accrued, but unpaid, interest and any other amounts owed by Borrower under this Note, the Security Instruments (defined below) or under any of the other loan documents entered into now or in the future in connection with the loan (the “Loan Documents”) shall be paid in full on January 5, 2029 (the “Maturity Date”).

This Note will not fully amortize over its term and provides for a balloon payment that will be due in full on the Maturity Date, and Borrower acknowledges that no provision or agreement has been made for the refinancing by Lender of the amount to be paid on such date.

3. Prepayment. The Borrower shall have no right or privilege to prepay all or any portion of the indebtedness evidenced by this Note except as follows:

(a) Privilege is reserved to Borrower to prepay, on any Interest Payment Date up to ten percent (10%) of the then outstanding principal balance of this Note (the “10% Limitation”) in any one calendar year period, without Prepayment Premium. In determining whether the 10% Limitation has been met for a given calendar year, the scheduled principal payments set forth in Section 2(b) above for such year shall be included together with any prepayments for such year. Notwithstanding anything herein to the contrary, unless and until Borrower has reached the 10% Limitation for a given calendar year, Borrower may make up to two (2) prepayments for such calendar year on a non-Interest Payment Date to the extent such prepayment is tendered in connection with a Partial Release completed in accordance with the terms of the Loan Agreement.

(b) Borrower may prepay the outstanding principal balance of this Note, in whole or in part, without premium, on any Interest Adjustment Date or within thirty (30) days thereafter upon not less than thirty (30) days prior written notice to Lender, provided Borrower pays all accrued interest owing on this Note on the Interest Adjustment Date and pays all sums and complies with all the terms, covenants and provisions of the Loan Documents during such thirty (30) day period following the Interest Adjustment Date.

(c) Prepayment of this Note in whole or in part in excess of the 10% Limitation or on any other date, except for the scheduled principal payments or those principal payments made in

Promissory Note (Note A)

Gladstone Land Portfolio

Loan No. 196914

75738345.5 0053564-00150

accordance with Section 3(a), 3(b), 3(d) or 3(e) hereof, shall be permitted only upon giving Lender not less than thirty (30) days’ prior written notice, and by paying, in addition to such principal, together with any and all accrued interest thereon, a prepayment premium (the “Prepayment Premium”) equal to the greater of (x) 1% of the principal amount prepaid, and (y) the excess, if any, of (i) the sum of the present values of (1) each remaining mandatory principal payment prior to the next Interest Adjustment Date, if any, or the Maturity Date, as the case may be, (2) the principal payment due on the Maturity Date (if there is an Interest Adjustment Date, the entire outstanding principal balance as of such date shall be deemed due and payable solely for purposes of determining the Prepayment Premium) (each such mandatory payment and such payment due on the Maturity Date being herein referred to as a “Payment”) plus (3) the value of all related scheduled interest payments on this Note to be prepaid during the period from the date of prepayment to the date of each Payment, over (ii) the then current outstanding principal balance of the Loan. The present value of each Payment and such related scheduled interest payments shall be determined by discounting, at the applicable Treasury Rate, such Payment and such related scheduled interest payments from the respective scheduled payment dates of such Payment and such related scheduled interest payments to the date of prepayment. For any partial prepayment, a pro rata portion of the Prepayment Premium calculated as set forth above shall be due, where such pro rata portion is the percentage amount of the then outstanding principal balance of the Loan that is being prepaid. The Treasury Rate with respect to each Payment and such related scheduled interest payments is the yield which shall be imputed by linear interpolation, from the current weekly yield of those United States Treasury Notes having maturities as close as practicable to the scheduled payment date of the Payment, as published in the most recent Federal Reserve Statistical Release H.15 (519) or any successor publication thereto. Except as set forth in this Section 3, no other prepayment is permitted.

(d) This Note is open to payment without premium during the thirty (30) day period immediately prior to the Maturity Date.

BORROWER EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THIS NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY THE HOLDER THEREOF ON ACCOUNT OF ANY DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THE DEEDS OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE PREPAYMENT PREMIUM SPECIFIED IN THIS SECTION 3 (IF APPLICABLE). BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER AGREES THAT LENDER’S AGREEMENT TO MAKE THE LOAN AT THE

Promissory Note (Note A)

Gladstone Land Portfolio

Loan No. 196914

75738345.5 0053564-00150

INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE AND THIS AGREEMENT CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.

INITIALS OF AUTHORIZED SIGNATORY OF BORROWER:

(e) No Prepayment Premium shall be due in connection with a prepayment resulting from the application by Lender of the proceeds of a casualty or condemnation affecting the Property.

4. Calculation of Interest/Application of Payments. All interest on any indebtedness evidenced by this Note shall be calculated on the basis of a three hundred sixty (360) day year composed of twelve (12) thirty (30) day months. Interest for partial months shall be calculated by multiplying the principal balance of this Note by the applicable per annum rate, dividing the product so obtained by 360, and multiplying the result by the actual number of days elapsed. Calculating interest for partial months on the basis of a 360-day year results in more interest than if a 365-day year were used. All payments received shall, at Lender’s option, be applied to interest, to the reduction of unpaid principal, or to payment of other sums due under this Note or any instrument securing this Note. At the Lender’s option, any sums becoming due hereunder or under any instrument securing this Note may be added to the principal balance hereunder and shall bear interest as provided herein.

5. Security. As more particularly provided in the Loan Agreement, this Note is secured by (i) one or more Deeds of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, (ii) one or more Trust Deeds, Security Agreement, Assignment of Rents and Leases and Fixture Filing, and (iii) one or more Mortgages, Security Agreement, Assignment of Rents and Leases and Fixture Filing (the “Security Instruments”) encumbering certain real and personal property (the “Property”). In the event the Property or any portion thereof or any interest therein be sold or conveyed or becomes subject to an agreement to sell or convey, other than transfers expressly permitted in the Loan Documents, prior to the time the indebtedness owing on this Note shall have been paid in full, then in any and all such events the entire indebtedness owing on this Note shall, at the sole option of Lender, become due and payable together with the Prepayment Premium. It is agreed that there shall be no additional liens or deeds of trust on the Property (other than as expressly permitted in the Loan Documents), without the prior written consent of Lender.

The Security Instruments secure an additional loan made to Borrower as of even date herewith in the original principal amount of up to Twenty-five Million and 00/100 Dollars ($25,000,000.00) (the “Related Loan”).

6. Default Interest. If any part of the principal or interest evidenced hereby is not paid when due, the unpaid installment or payment shall bear interest thereafter at an annual rate

Promissory Note (Note A)

Gladstone Land Portfolio

Loan No. 196914

75738345.5 0053564-00150

of sixteen percent (16%) per annum, but in no event higher than the maximum rate allowed under the law of the State of California applicable to this loan, if any (the “Default Interest Rate”).

7. Default/Acceleration. It is hereby agreed that (i) if default be made in the payment of any of the installments of interest or principal due under this Note, at the time and place when and where the same become due and payable as aforesaid, or (ii) if default be made in any promise or agreement contained in any other document executed in connection with or to secure this Note which continues beyond any applicable grace or cure period (including, without limitation, an Event of Default under any of the Security Instruments or under the Loan Agreement), then, at the option of the Lender, the principal sum, together with all accrued and unpaid interest thereon, shall at once become due and payable at the designated place of payment, and all amounts then owing shall thereafter bear interest at the Default Interest Rate. Any forbearance or failure to exercise this right shall not constitute a waiver of Lender’s right to exercise the right with respect to any such default and any subsequent default.

8. Recourse. Borrower shall be fully and personally liable for the payment of the loan evidenced by this Note and the performance of the Loan Documents.

9. Costs and Expenses. In the event of default under this Note, Borrower agrees to pay all costs and expenses which may be incurred by Lender with respect to such default, including without limitation all costs and expenses of investigating the same and circumstances and events surrounding or relating thereto, reasonable fees charged by and reasonable expenses of professional consultants and advisers, including outside attorneys and accountants, costs of searching records, obtaining title reports, title insurance, trustee’s fees, and all other reasonable expenses incurred by Lender that are necessary at any time in Lender’s opinion for the protection of its interest and the enforcement of its rights. Attorneys’ fees shall include reasonable costs and expenses of outside legal advice with respect to the event of default, rights and remedies, negotiations with the undersigned and any other parties in interest, such as guarantors, other encumbrancers, receivers, trustees and the like, and reasonable attorneys’ fees and expenses with respect to any action which Lender may commence or in which it might appear, whether for the purpose of protecting or preserving Lender’s rights or to realize upon the lien of any security interest upon real or personal property, or both, by foreclosure or otherwise, and all reasonable attorneys’ fees and expenses in any review of or appeal from any such action and any other proceeding, including any bankruptcy or arbitration proceeding.

10. Interest Limitation. In the event the interest provisions hereof or any exaction provided for herein shall result for any reason and at any time during the term of this Note in an effective rate of interest which transcends the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the

Promissory Note (Note A)

Gladstone Land Portfolio

Loan No. 196914

75738345.5 0053564-00150

period in question shall, without further agreement or notice between or by any party hereto, be applied on principal immediately upon receipt and effect as though the payor had specifically designated such extra sums to be so applied to principal, and the holder of this Note shall accept such extra payment or payments as a premium-free prepayment. If any such amounts are in excess of the principal then outstanding, such excess shall be paid to Borrower. In no event shall any agreed-to or actual exaction as consideration for the Loan transcend the limits imposed or provided by the law applicable to this transaction or Borrower in the jurisdictions in which the real property collateral or any other security for payment of this Note is located for the use or detention of money or for forbearance in seeking its collection.

11. Miscellaneous. All obligations under this Note shall be the joint and several obligations of each of the individuals and entities comprising the Borrower, if more than one. This Note shall bind the heirs, personal representatives, successors and assigns of Borrower. The endorsers, guarantors, and sureties of this Note and each of them hereby waive diligence, demand, presentment for payment, notice of nonpayment, protest, and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of the makers or any other person or persons. The pleading of any statute of limitations as a defense to any demand against endorsers, guarantors, and sureties is expressly waived by each and all of the said parties. This Note, and the documents executed in connection with this Note, may be transferred, assigned or hypothecated by Lender without the prior consent of the undersigned.

12. Severability. If any provision of this Note or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Note and the other Loan Documents, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

13. Business Purposes. This loan is a loan for business purposes and the proceeds hereof shall not be used primarily for personal, family or household purposes.

14. Unused Commitment Fee. Borrower shall pay to Lender an unused commitment fee payable in arrears with each interest payment payable on an Interest Payment Date under the terms of this Note, in an amount equal twenty (20) basis points per annum times the average daily difference between the maximum amount available to be borrowed under this Note (initially $100,000,000.00, as may be reduced by any permitted prepayments of principal that may not be reborrowed) and the actual advanced and outstanding balance of this Note for the immediately preceding interest accrual period (i.e., the semiannual period). Borrower may elect in its discretion, and Lender may elect upon the occurrence of an Event of Default as defined in the Loan Agreement, to cancel any portion of the commitment to continue to make or draw funds available under this Note. Upon any such cancellation, the Borrower’s future obligation to pay any unused commitment fees that have yet to accrue will be relieved.

(Signature appears on following page.)

Promissory Note (Note A)

Gladstone Land Portfolio

Loan No. 196914

75738345.5 0053564-00150

This Note is made and executed under, and is in all respects to be governed by, the laws of the State of California, without regard to its choice of law rules.

“BORROWER”

GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Gladstone Land Partners, LLC,
a Delaware limited liability company its General Partner

	By:	Gladstone Land Corporation,
a Maryland corporation its Manager

By:
David Gladstone
Its Chief Executive Officer

Promissory Note (Note A)

Gladstone Land Portfolio

Loan No. 196914

75738345.5 0053564-00150